EXHIBIT 23



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Financial Bancorp. of our report dated January 15, 1998, included in the 1997 Annual Report to Shareholders of First Financial Bancorp.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46819) pertaining to the First Financial Bancorp. 1991 Stock Incentive Plan and in the related Prospectus of our report dated January 15, 1998, with respect to the consolidated financial statements of First Financial Bancorp. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.




Ernst & Young LLP


March 16, 1998
Cincinnati, Ohio

                                                                     Exhibit 3a

                            ARTICLES OF INCORPORATION
                                       OF
                            FIRST FINANCIAL BANCORP.


                  The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

                  FIRST. The name of said corporation shall be First Financial Bancorp.

                  SECOND. The place in Ohio where its principal office is to be located is Hamilton, Butler County.

                  THIRD. The purposes for which it is formed are: to organize, purchase, acquire, own, invest in, or control banks and other companies, and the shares and securities of the same, in accordance with, and to the full extent permitted by, the Bank Holding Company Act of 1956 and other applicable laws of the United States, or of this State, as now or hereafter amended, and to carry on the business of a bank holding company in accordance with such laws; and to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                  FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Sixty Million (60,000,000) shares of common stock of the par value of Eight ($8.00) Dollars per share.

                  (a) Dividends. The holders of shares of common stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors, from any funds legally available therefor.

                  (b) Voting. Each outstanding share of the common stock of the corporation shall entitle the holder thereof to one vote and the exclusive voting power for all purposes shall be vested in the holders of common stock.

                  (c) Preemptive Rights. No holder of shares of the common stock of the corporation shall have preemptive rights to subscribe for or to purchase any shares of the common stock of the corporation or any other securities of the corporation, whether such share or shares are now or hereafter authorized.

                  (d) Purchase of Own Securities. The corporation shall be authorized to purchase or otherwise acquire, and to hold, own, pledge, transfer or otherwise dispose of, shares of its own common stock and other securities, subject, however, to the laws of the State of Ohio and to federal statutes, and without limitation to the Bank Holding Company Act of 1956 as amended and as hereinafter may be amended or supplemented.

                  (e) The shareholders shall not have the right to vote cumulatively in the election of directors effective for the Annual Meeting occurring in 1988 and thereafter.

                  FIFTH. The number and qualification of directors of the corporation shall be fixed from time to time by its Code of Regulations. The number of directors may be increased or decreased as therein provided but the number thereof shall in no event be less than nine. The Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the whole board permits, with the term of office of one class expiring each year. At the first annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. In no event shall there be less than three directors per class. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. In the event of any increase in the number of directors of the corporation, the additional directors shall be so classified that all classes of directors shall be increased equally as nearly as may be possible. In the event of any decrease in the number of directors of the corporation, all classes of directors shall be decreased as equal as possible. No reduction in number of directors shall of itself have the effect of shortening the term of an incumbent director.

                  SIXTH. Each person who is or was a director, officer, employee or agent of the corporation shall be indemnified by the corporation to the full extent permitted by the Revised Code of Ohio against any liability, cost or expense incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as a director, officer, employee or agent. The corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability, cost or expense.

                  SEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the laws of Ohio, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

                  EIGHTH. The amount of capital with which the corporation shall begin business is Five Hundred ($500.00) Dollars.

                  IN WITNESS WHEREOF, we have hereunto subscribed our names, this 20th day of July, 1982.

                                              FIRST FINANCIAL BANCORP


                                              /s/Robert Q. Millan
                                              ----------------------------------
                                              Robert Q. Millan


                                              /s/Richard J. Fitton
                                              ----------------------------------
                                              Richard J. Fitton


                                              /s/Elliott D. Levey
                                              ----------------------------------
                                              Elliott D. Levey

                                                                      Exhibit 3b

                        AMENDED AND RESTATED REGULATIONS
                                       OF
                            FIRST FINANCIAL BANCORP.

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

               SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the principal office of the Corporation, 300 High Street, Hamilton, Ohio, or such other place as the Board of Directors may designate, at 2:00 P.M., on the fourth Tuesday of April each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Corporation.

               SECTION 1.2. SPECIAL MEETINGS. Special meetings of shareholders for any purpose or purposes may be called by the Chairman of the Board, by the President, by the Vice President authorized to exercise the authority of the President in the case of the President's absence, death or disability, by resolution of the directors or by the holders of not less than one-half of the outstanding voting power of the Corporation.

               SECTION 1.3. QUORUM. At all meetings of shareholders, the holders of record of a majority of shares entitled to vote at each meeting, present in person or by proxy, shall constitute a quorum, but no action required by law the (Amended) Articles or these Amended and Restated Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

               SECTION 1.4. PROXIES. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy appointed by an instrument in writing subscribed by the shareholder or his duly authorized agent, and submitted to the secretary of the Corporation or the inspectors of election at or before said meeting.

                                   ARTICLE II
                                    DIRECTORS

               SECTION 2.1. NOMINATION. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. Shareholders intending to nominate director candidates for election must deliver written notice thereof to the Secretary of the Corporation not later than (i) with respect to an election to be held at any annual meeting of shareholders, 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Such a notice timely given by a shareholder shall set forth certain information concerning such shareholder and his or her nominee(s), including: the name and address of the shareholder and each nominee; the age and principal occupation or employment of each nominee; the number of shares of equity securities beneficially owned by each nominee; a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and the consent of each nominee to serve as a director of the corporation if elected. The corporation may also require any proposed nominee to furnish other information reasonably required by the corporation to determine the proposed nominee's eligibility to serve as a director. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures and any person not nominated in accordance with the foregoing procedures shall not be eligible for election as a director.

        SECTION 2.2. NUMBER. The number of directors of the Corporation, which shall not be less than nine nor more than twenty-five, shall be fifteen until increased or decreased at any time by the affirmative vote of two-thirds of the whole authorized number of directors or, at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation voting as a single class. Directors shall hold office in their respective classes for three-year terms. The election of directors shall be held at the annual meeting of shareholders for the class year of directors whose terms expire at the annual meeting, except that a majority of the directors in office at any time, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any director's office that is created by an increase in the number of directors or by a vacancy; provided, however, that in any period between annual meetings of shareholders, the directors will not increase the number of directors by more than three. A vacancy is created by the death, resignation, removal or incapacity of a director prior to the end of his term or by the failure of the shareholders at any time to elect the whole authorized number of directors. A director may be removed for cause. Cause if defined to exist if a court of law finds a director guilty of a felony or has breached his fiduciary duty under the laws of Ohio.

               SECTION 2.3. CLASSES OF DIRECTORS. The directors' terms are divided into three classes of terms consecutively expiring. The classes are known as Classes I, II and III. The directors of each class are shown on the Proxy Statement issued to shareholders of record.

               SECTION 2.4. MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of Ohio, as may be determined by the Board. Two day's notice of such meeting shall be given to each director, unless the Board of Directors has fixed a regular time and place for such meetings, in which case no notice shall be required for meetings held at such time and place. Meetings may be called by the Chairman of the Board, the President, or by any seven directors, upon giving the notice as herein required.

               SECTION 2.5. MANDATORY RETIREMENT. No person shall be elected or re-elected a director after reaching his seventieth (70th) birthday.

               SECTION 2.6. DIRECTOR EMERITUS. The Board shall have the right from time to time to choose as Directors Emeritus persons who have had prior service as members of the Board and who may receive such compensation as shall be fixed from time to time by the Board of Directors.

               SECTION 2.7. COMMITTEES. The Board of Directors is authorized to create an Executive Committee of not less than three (3) members of the Board and such other committees as it sees fit, which, to the extent authorized by the Board of Directors, may exercise all powers of the Board of Directors between meetings of said Board, other than that of filling vacancies among the directors or any committee of the directors.The Board of Directors may designate any one of the directors of the Corporation as an alternate member of any committee to replace any absent or disqualified member at any meeting of such committee.

                                   ARTICLE III
                                    OFFICERS

               SECTION 3.1. CHAIRMAN OF THE BOARD. The Board of Directors may appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors. He shall exercise such powers and duties, as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

               SECTION 3.2. PRESIDENT. The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairman, he shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Amended and Restated Regulations. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

               SECTION 3.3. VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Chief Executive Officer.

               SECTION 3.4. SECRETARY. The Board of Directors shall appoint a Secretary who shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Amended and Restated Regulations to be given. He shall be custodian of the corporate seal, records, documents and papers of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the Secretary or imposed by these Amended and Restated Regulations. He shall also perform such other duties as may be assigned to him, from time to time by the Chief Executive Officer.

               SECTION 3.5. OTHER OFFICERS. All other officers appointed by the Board of Directors shall have such duties as defined by law and as may from time to time be assigned to them by the Chief Executive Officer or the Board of Directors.

               SECTION 3.6. TERM OF OFFICE. All officers of the Corporation shall be chosen by the Board of Directors by a majority vote and shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders or until their successors are elected and duly qualified. The Board of Directors may remove any officer at any time with or without cause by a majority vote.

               SECTION 3.7. RETIREMENT DATE. Normal retirement date for all employees is the employee's 65th birthday.

                                ARTICLE III-A IV
                                 INDEMNIFICATION

        The Corporation shall, to the full extent permitted by the General Corporation Law of Ohio, indemnify all persons whom it may indemnify pursuant hereto.

                                    ARTICLE V
                                  CERTIFICATES

               SECTION 5.1. Certificates evidencing the ownership of shares of the Corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President or Chairman of the Board, and of the Secretary of the Corporation, the corporate seal, and such recitals as may be required by law. Such signatures and seal on the certificate may be facsimile signatures.

               SECTION 5.2. Subject to any applicable provision of law or the Articles, transfers of shares of the Corporation shall be made only upon its books, upon surrender and cancellation of a certificate or certificates for the shares so transferred. Any certificate so presented for transfer shall be endorsed or shall be accompanied by separate written assignment or a power of attorney, signed by the person appearing by the certificate to be the owner of the shares represented thereby.

               SECTION 5.3. Lost, Stolen, Destroyed, or Mutilated Certificates. The Corporation may, in its discretion, upon evidence satisfactory to it of the loss, theft, or destruction of any certificate for shares of the Corporation, authorize the issuance of a new certificate in lieu thereof, and may, in its discretion, require as a condition precedent to such issuance, the giving, by the owner of such alleged lost, stolen, or destroyed certificate, of a bond of indemnity, in form and amount, with surety, satisfactory to the Corporation, against any loss or damage which may result to, or claim which may be made against, the Corporation, or any transfer agent or registrar of its shares, in connection with such alleged lost, stolen, or destroyed, or such new, certificate. If any certificate for shares of the Corporation becomes worn, defaced, or mutilated, the Corporation may, upon production and surrender thereof, order that the same be canceled and that a new certificate be issued in lieu thereof.

                                   ARTICLE VI
                                 CORPORATE SEAL

               SECTION 6.1. CORPORATE SEAL. The Chairman of the Board, the President, Vice President, or Secretary or other officers designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. The seal of the Corporation shall be such as the Board of Directors may from time to time determine.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

               SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

               SECTION 7.2. EXECUTION OF INSTRUMENTS. All agreements, deeds, conveyances, transfers, certificates, and any other documents may be signed on behalf of the Corporation by the Chairman of the Board, or the President, or such other designated officers that the Board may designate from time to time.

               SECTION 7.3. RECORDS. The Articles of the Corporation, the Amended and Restated Regulations and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.

                                  ARTICLE VIII
                         AMENDMENT, ALTERATION OR REPEAL

               SECTION 8.1. INSPECTION. A copy of the Amended and Restated Regulations, with all amendments thereto, shall at all times be kept in a convenient place at the office of the Corporation, and shall be open for inspection during all business hours.

        SECTION 8.2. AMENDMENTS. The Amended and Restated Regulations may be amended, altered, repealed, or replaced only by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation voting as a single class at a meeting of shareholders called for such purpose, unless such amendment, alteration, repeal or replacement is recommended by the affirmative vote of two-thirds of the whole authorized number of directors, in which case these Amended and Restated Regulations may be amended, altered, repealed or replaced by the affirmative vote of the holders of a majority of the outstanding voting power of the Corporation voting as a single class at a meeting of shareholders called for such purpose.